LOAN AGREEMENT

         THIS LOAN AGREEMENT ("Agreement") is made effective as of the 1st day of January, 2007, by and between SENCERA, LLC, a North Carolina limited liability company ("Sencera" or "Debtor"), and XSUNX, INC., a Colorado corporation ("XsunX" or "Lender"). Debtor and/or Lender are sometimes herein referred to individually as a "party" and collectively as the "parties."

                                 R E C I T A L S

         WHEREAS, Debtor and Lender are entering into a Technology Development and License Agreement ("License") contemporaneously herewith whereby Debtor shall, inter alia, license certain technology to Lender; and

         WHEREAS, Debtor and Lender are entering into a Promissory Note for Installment Credit ("Note") contemporaneously herewith, which Note shall evidence the loans made by Lender to Debtor hereunder to be used by Debtor to develop technology subject to the License; and

         WHEREAS, Debtor and Lender desire to enter into this Agreement in order to set forth the terms and conditions pursuant to which Lender shall provide the installment credit to Debtor under the Note;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Credit Extension Advances. Lender shall make credit extension advances under that certain Promissory Note for Installment Credit referred to herein as the "Note" (and further identified herein below) in lawful money of the United States of America as follows:

1.1. The sum of Four Hundred Thousand Dollars ($400,000.00) to Debtor on the date hereof by wire transfer of immediately available funds to an account designated in writing by Debtor.

1.2. The sum of One Hundred Thirty-Seven Thousand Five Hundred Dollars ($137,500.00) per month for a period of eight (8) consecutive months, with the first of such payments to be made on February 1, 2007. Lender shall make each such advance on the first day of each month by wire transfer of immediately available funds to an account designated in writing by Debtor.

1.3. The sum of the principal amount of all credit extensions made hereunder by Lender shall bear accrued interest at the rate of 10 percent (10%) per annum compounded annually on the basis of a 365 day year payable in lawful money of the United States of America.

1.4. The above sums loaned and extended as credit under this Agreement, and all other amounts expended, paid, or incurred by Lender under the Note or this Agreement with regard to Debtor, and all other amounts made the obligation of Debtor as set forth herein, shall be deemed extensions of credit under the Note.

1.5. The maximum principal amount of all credit extensions made by Lender under this Agreement shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Total Commitment") in lawful money of the United States of America, which maximum amount shall be subject to increase pursuant to the Right of First Offer set forth in Section 8 herein, if applicable, or otherwise as set forth in this Agreement.

1.6. Notwithstanding anything to the contrary herein, all agreements between Debtor and Lender are expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of any unpaid principal balance or otherwise, shall the amount, if any, paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be advanced hereunder, or pursuant to the Note or otherwise, exceed the highest lawful rate permissible under applicable usury laws. If, for any circumstances whatsoever, fulfillment of any provision of this Agreement, or of the Note or any other agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable thereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Lender shall ever receive an amount which would be excessive interest, the same shall be applied to the reduction of the unpaid principal balance due thereunder and not to the payment of interest. This provision shall control every other provision of all agreements between Debtor and Lender.

2. Repayment of the Note; Cancellation. Subject to the Conversion Rights set forth in Section 8, Debtor shall repay the outstanding principal balance of, and all accrued interest on, the Note at the time and in the manner set forth in the Note. Upon repayment of the Note, Lender shall surrender to Debtor the Note marked "cancelled."

3. Obligations Secured. This Agreement is intended to secure, and does hereby secure, the payment, in lawful money of the United States of America, to Lender, of the following:

3.1. The obligations (hereinafter referred to as the "Obligation" or "Secured Obligations") of Debtor under the Note; and

3.2. Due, prompt and full payment of all other amounts (including principal and interest, additional advances, and any and all renewals and extensions of any obligations) now or hereafter owing by Debtor to Lender, whether Debtor's obligation to pay Lender said amounts be direct, indirect, contingent, joint, several, or otherwise secured and are evidenced by a promissory note or other written instrument; and

3.3. Due, prompt and faithful performance of all of Debtor's obligations and agreements contained in this Agreement or any other agreement to which Debtor is a party (or by which Debtor is bound) and to which Lender is a party or of which Lender is a beneficiary.


4. Events of Default. For all purposes of this Agreement, the occurrence of any or more of the following shall constitute a "Default" by Debtor under this Agreement (whatever the reason for such Default and whether it may be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulations of any administrative or governmental body):

4.1. Debtor's breach or failure to pay when due any principal or interest under the Note and such failure continues for a period of thirty (30) Days.

4.2.  Debtor's  breach or failure to comply  with any of its  obligations  under
Section 8 or Section 9 and such failure continues beyond the applicable grace period set forth in Section 6.

4.3. The filing by or against Debtor of any petition, or commencement by Debtor of any proceeding, under the Bankruptcy Act or any state insolvency law which remains undismissed or otherwise unstayed for a period of sixty (60) days.

4.4. The making by Debtor of any general assignment for the benefit of creditors.

4.5. The filing of a voluntary or involuntary application for or appointment of a receiver with regard to Debtor, which filing remains undismissed or otherwise unstayed for a period of sixty (60) days.

4.6. The occurrence of any such petition, filing or application naming Debtor which then results in entry of an order for relief and any such adjudication or appointment remains undischarged, undismissed or unstayed for a period of sixty
(60) days.

4.7.     The liquidation of Debtor.

4.8.     The dissolution of Debtor.

4.9. The Debtors failure to perform any material terms of this agreement, the Note or the Technology Development Agreement and Debtor's failure to cure such failure under Section 6.

5. Remedies in Event of Default. After a Default hereunder, and after application of any applicable cure period set forth herein, Lender may do any one or more or all of the following:

5.1. If such Default occurs under Section 4.3, 4.4, 4.5 or 4.6, without further notice or demand, accelerate the Note and declare all obligations and sums owing by Debtor to Lender to become immediately due and payable;

5.2. If such  Default  occurs  under any Section  other than those  described in
Section 5.1 above, upon prior written notice to Debtor, accelerate the Note and declare all obligations and sums owing by Debtor to Lender to become immediately due and payable;

5.3.     Exercise the Conversion Right as described in Section 8.

5.4.     Exercise any other right or remedy provided by law.

6. Cure. If any default, other than a default in payment of money under the Note, is curable and if Debtor has not been given a prior written notice of such default by Lender, such default may be cured (and no Default shall have occurred) if Debtor, after Lender sends written notice demanding cure of such default, (a) cures such default within thirty (30) Days (the term "Days" shall mean calendar domestic business days and shall exclude legal federal holidays, California state holidays, and weekends); or (b), if the cure requires more than thirty (30) Days, immediately initiates steps which Lender deems, in Lender's reasonable discretion, to be sufficient to cure such default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

7. Warranties, Representations and Covenants. Debtor hereby warrants and represents to Lender and covenants for the benefit of Lender as follows:

7.1. Debtor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Carolina with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Debtor has no subsidiaries. Debtor is duly qualified to do business and is in good standing as a foreign limited liability company or other entity in each jurisdiction in which the nature of the business conducted or property owned by Debtor makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (a) adversely affect the legality, validity or enforceability of the Note or any of this Agreement or the License (collectively, the "Transaction Documents"), (b) have or result in a material adverse effect on the results of operations, assets, or condition (financial or otherwise) of Debtor, taken as a whole, or
(c) adversely impair the ability of Debtor to perform fully on a timely basis its obligations under any of the Transaction Documents.

7.2. Debtor has and at all times will continue to have good and marketable title to all of its assets used in the operation of its business (such assets, the "Assets"), free and clear of all liens, security interests, claims or encumbrances of any kind except, if any, those set forth on Schedule 7.2 hereto.

7.3. Debtor shall not directly or indirectly sell, lease, transfer, assign, abandon or otherwise dispose of any material portion of its Assets (other than (a) sales of inventory to buyers in the ordinary course of business, (b) sales of Assets that Debtor determines are no longer used or useful in the ordinary course of business or (c) subject to coterminous re-payment or conversion of the Note enter into a sale of all or substantially all of the Assets of (i) the Company as a whole or (ii) any division or subsidiary of the Company).

7.4. Debtor shall at all times maintain, with financially sound and reputable insurers, adequate insurance with respect to the Assets. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Debtor shall provide evidence of such insurance and a lender's loss payable endorsement satisfactory to Lender.

7.5. Debtor is and at all times will continue to be in compliance, in all material respects, with the requirements of all material laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and orders relating to income, withholding, excise, property and social security taxes, minimum wages, employee retirement and welfare benefits, employee health and safety, or environmental matters) and all material agreements or other instruments binding on Debtor or its property. Debtor shall pay and discharge all taxes, assessments and governmental charges against Debtor or any Assets when due, unless the same are being contested in good faith. Lender may establish reserves for the amount contested and penalties which may accrue thereon.

7.6. With respect to Debtor's equipment, Debtor shall keep the equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

7.7. Debtor will not, directly or indirectly other than in the ordinary course of business enter into any sale, lease or other transaction with any officer, director, employee, shareholder or affiliate of Debtor on terms that are less favorable to Debtor than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or affiliate of Debtor.

7.8. Upon the occurrence of a Default, Debtor shall pay, on Lender's demand and subject to all applicable cure periods, reasonable costs, expenses, filing fees and taxes payable in connection with the collection, liquidation, enforcement and defense of the Obligations and Lender's rights under this Agreement.

7.9. The to the best of Debtor's knowledge, none of Debtor's Assets have ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Debtor. Debtor has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency regarding any action or omission by Debtor resulting in the releasing, or otherwise exposing of hazardous waste or hazardous substances into the environment. Debtor is and will continue to be in compliance (in all material respects) with all statutes, regulations, ordinances and other legal requirements pertaining to the production, storage, handling, treatment, release, transportation or disposal of any hazardous waste or hazardous substance.

8. Conversion Election. The parties hereto shall have the right to convert all amounts outstanding under the Note (such right, the "Conversion Right") as follows:

8.1. At any time after the third (3rd) anniversary of the effective date hereof, either party may elect, by providing written notice to the other party, to convert the Note (as defined below).

8.2. If the Development and License Agreement results in a process which can produce solar cells at a cost less than $1 US per peak watt, then either party may elect to convert the Note into an extension of the License.

8.3. If the Development and License Agreement does not result in a process which can produce solar cells at a cost less than $1 US per peak watt, then either party may elect, by providing written notice to Lender, to convert the Note into the Sencera Membership Interest (as defined below).

8.4. Upon the conversion of the Note into an extension of the License, the License and all terms and conditions thereunder shall be extended for a period of three (3) years. Upon the conversion of the Note into an equity interest in Sencera, Lender shall agree to be bound by, and execute and deliver to Sencera, a counterpart signature page of the amended and restated operating agreement of Sencera or any successor agreement, in each case, in form and substance satisfactory to Sencera. The restated operating agreement will provide for tax offset distributions for the benefit of Lender and will not have a Manager Power of Attorney provision. Upon satisfaction of such conditions, Lender shall become a "Member" of Sencera with respect to the Sencera Membership Interest issuable to Lender upon exercise of the Conversion Rights. For the purpose of this Agreement, the "Sencera Membership Interest" shall mean an equity interest in Sencera which represents a fully-diluted ownership percentage of Sencera equal to (a) a fraction, the numerator of which is the total principal amount outstanding under the Note and the denominator of which is the Total Commitment (as increased pursuant to the Right of First Offer set forth in Section 8) multiplied by (b) 7.5%. A party exercising Conversion Rights hereunder must provide the other party with no more than ninety (90) and no less than thirty
(30) days prior written notice of the exercise thereof. Upon effectiveness of such election, the Note, and all sums due thereunder, shall be deemed paid and discharged in full and this Agreement shall be terminated subject to the express survival of any provisions hereof.

9. Right of First Offer. To the extent that Debtor shall in good faith seek an aggregate amount of financing or capital equal to or less than One Million Dollars ($1,000,000) aggregate (the "Financing Amount"), for any purpose whatsoever, Lender shall have, and Debtor hereby grants to Lender, a right of first offer to lend or fund the Financing Amount on the best terms then deemed reasonable by Lender ("Right of First Offer"). The Right of First Offer shall be exercised in good faith but shall not obligate Lender to lend or provide funds to Debtor unless it is accepted by Debtor in full by mirror acceptance without alteration or different or additional terms or conditions. Notwithstanding the foregoing, Lender may waive or decline to exercise its Right of First Offer. If the amount sought by Debtor is equal to or less than the Financing Amount, Debtor shall provide Lender with a written notice setting forth Debtor's anticipated financing or capital requirements and acceptable terms and conditions. Lender shall have ten (10) Days to make its best offer. Notwithstanding anything contained herein, if the amount sought by Debtor is equal to or less than the Financing Amount, Debtor shall not negotiate with third parties to obtain such financing or capital unless and until Debtor shall have rejected Lender's best offer in writing and, if Debtor has rejected Lender's best offer, Debtor shall not obtain such financing or capital on terms or conditions which are less favorable than the terms and conditions, if any, offered by Lender. Any sums loaned to Debtor pursuant to exercise of the Right of First Offer may be, if appropriate, added to an included in the principal balance due under the Note. For the avoidance of doubt, to the extent that Debtor shall in good faith seek an amount of financing or capital that is greater than the Financing Amount, Debtor shall not be subject to the Right of First Offer hereunder and shall have no obligation to allow Lender to lend or fund any of the financing or capital sought in such transaction.

10. Notices. All notices, requests, demands, or any other communication under this Note shall be in writing. Notice shall be sufficiently given for all purposes as follows:

10.1. Personal delivery. When personally delivered to the recipient, notice is effective upon delivery.

10.2. First-class mail. When mailed via first class to the last address of the recipient known to the party giving notice, notice is effective three (3) mail delivery days after deposit in a United States Postal Service office or mailbox.

10.3. Certified mail. When mailed via certified mail, return receipt requested, notice is effective upon receipt, if delivery is confirmed by a return receipt.

10.4. Overnight delivery. When delivered via overnight delivery (Federal Express, Airborne, United Parcel Service, DHL, WorldWide Express, United States Postal Service, or other reputable carrier), charges prepaid or charged to the sender's account, notice is effective upon delivery, if delivery is confirmed by the delivery service.

10.5. Addresses. Addresses for purpose of giving notice, or making payment, are as follows:

         If to Debtor:

                           Sencera, LLC
                           3101 Stafford Drive
                           Charlotte, NC 28208
                           Attention: Rusty Jewett, President and Manager


         With a copy to (which copy shall not constitute notice):

                           Kennedy Covington Lobdell & Hickman, L.L.P.
                           Hearst Tower
                           214 N. Tryon, Street, 47th Floor
                           Charlotte, NC 28202
                           Attention:  Paul A. Steffens, Esq.

         If to Lender:

                           XsunX, Inc.
                           65 Enterprise
                           Aliso Viejo, CA 92656
                           Attention: Tom Djokovich, President and CEO

         With a copy to (which copy shall not constitute notice):

                           Floratos, Loll & Devine
                           A Professional Law Corporation
                           18881 Von Karman Avenue
                           Suite 220
                           Irvine, CA 92612
                           Attention: Robert A. Loll, Esq.

10.6. Change of Address. Any party may change its address by giving the other party notice of the change in any manner permitted by this Agreement.

11. Enforcement of Rights. Debtor agrees to reimburse Lender for all reasonable costs and expenses (including reasonable attorneys' fees and costs) incurred by Lender in protecting and enforcing this Agreement.

12. Rights Cumulative. All rights and remedies granted Lender by (i) this Agreement, (ii) any other agreement Lender may now, or in the future, have with Debtor, or (iii) otherwise, shall be cumulative and not in the alternative.

13. Each party's obligations under this Agreement are unique. Any non-defaulting party, in addition to any other remedies, may bring an action for specific performance without posting bond or other security.

14. No Waiver. No waiver by Lender shall be effective unless in writing signed by Lender, and it shall be effective only to the extent specifically stated in said writing. No failure to exercise, or delay in exercising, any right or remedy by Lender shall be a waiver.

15. Severability. Should any of the provisions of this Agreement be for any reason invalid, the invalidity thereof shall not affect any of the other provisions of this Agreement, and all invalid provisions hereof shall be disregarded to the extent of their invalidity.

16. Right to Offset. Debtor is hereby authorized at any time and from time to time, with 30 days notice to the Lender, to setoff and apply any and all amounts at any time owing by Lender, (which notice will include a full statement of account detailing the proposed offset), to Debtor against all amounts which may be owed to Lender by Debtor in connection with this Agreement or the Note in connection with royalty obligations contained in the Development Agreement.

17. Successors and Assigns. The provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns. Neither party hereto may assign any of its rights, or delegate any of its obligations, under this Agreement or the Note without the prior written consent of the other party, such consent not to be unreasonably withheld. Any such purported assignment or delegation without the prior written consent of the other party shall be void and of no effect.

18. Entire Agreement. This Agreement and the Note constitutes the entire agreement of the parties in relation to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this agreement will be binding unless executed in writing by all the parties. No waiver of any of the provisions of this agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

19. Governing Law. This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of California without regard to or application of choice of law or conflict of law rules or principles.

20. Venue. Venue in any action arising by reason of this Agreement shall lie exclusively in Orange County, California.

21. Forum Selection. Any litigation hereunder shall be brought and litigated exclusively in the state courts sitting in Orange County, California, or in the United States District Court(s) sitting in Orange County, California. All parties hereto consent to the personal jurisdiction of such courts and waive any defense of forum non conveniens. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

         IN WITNESS WHEREOF, Debtor and Lender have hereunto made this Agreement effective as of the day and year first hereinabove written.

                                            Debtor:

                                            SENCERA, LLC,
                                            a North Carolina limited liability
                                            company



                                            By: ________________________________
                                             Rusty Jewett, President and Manager




                                            Lender:

                                            XSUNX, INC.,
                                            a Colorado corporation



                                            By: ________________________________
                                               Tom Djokovich, President and CEO

                                                   Schedule 7.2

                                                       Liens

1. Liens for taxes, assessments or other governmental charges which are not yet due and payable or which are being contested in good faith with a reserve or other appropriate provision having been made therefor.

2. Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith.

3. Liens (other than any lien imposed under or in connection with ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money).

4.       Liens for purchase money obligations to acquire assets.

5. Easements, rights of way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Debtor.